UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): December 19, 2008

IMPERIAL PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-9923	95-3386019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

329 Main Street, Suite 801

Evansville, IN 47708

(Address of principal executive office and zip code)

(812) 867-1433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	EXECUTION OF A MATERIAL DEFINITVE AGREEMENT:

On December 19, 2008 Imperial Petroleum, Inc. (the “Registrant” or the “Company”) entered into Amendment Number One to that certain Forbearance Agreement (“First Amendment”) with its senior lender, D.B. Zwirn Special Opportunities Fund, L.P (“Lender”). The First Amendment extends certain payment dates set out the original Forbearance Agreement (the “Agreement”) dated November 13, 2008 and allows for certain other actions by the Lender. The First Amendment is attached as an exhibit to this report.

Under the terms of the First Amendment, which expires on January 31, 2009, the Company and the Lender anticipate entering into further agreements regarding the obligations owed to the Lender on or before January 15, 2009. Furthermore, the Lender will continue to undertake additional due diligence (at the Company’s expense) in the interim period regarding Company accounting, operations and environmental reviews.

ITEM 9.01	EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Forbearance Agreement dated December 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Imperial Petroleum, Inc.

By:	/s/ Jeffrey T. Wilson
Jeffrey T. Wilson
Title: President

Dated: December 23, 2008